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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 19, 2002
                        (Date of Earliest Event Reported)

                      JOHN HANCOCK FINANCIAL SERVICES, INC.
               (Exact name of registrant as specified in charter)

                         Commission File Number: 1-15607

                   DELAWARE                                                 04-3483032
(State or other jurisdiction of incorporation                 (I.R.S. Employer Identification No.)
               or organization)


                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
              (Registrant's telephone number, including area code)
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Item 5.           Other Information.

                  On July 19, 2002, John Hancock Financial Services, Inc., a Delaware corporation, issued a press release, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits

                  Exhibit No.                                 Item
                  -----------                                 ----

                  99                                          Press Release of John Hancock Financial
                                                              Services, Inc., dated July 19, 2002.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           JOHN HANCOCK FINANCIAL SERVICES, INC.


Date:  July 19, 2002                       By:  /s/Thomas E. Moloney
                                                --------------------
                                                Thomas E. Moloney
                                                Chief Financial Officer
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                                                                      Exhibit 99
                                                                      ----------
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For Release:  Upon Receipt

          John Hancock Settles "Modal Premium" Class Action Litigation

         New Mexico State Court Gives Preliminary Approval To Agreement

Boston (July 19, 2002)-- John Hancock Financial Services, Inc., has settled a nationwide class action lawsuit involving policyholders who paid premiums on a monthly, quarterly or semi-annual basis, rather than annually. The lawsuit, known as a "Modal Premium" action, was filed in a New Mexico state court and is one of twenty-one such nationwide class actions brought against insurance companies.

In "Modal Premium" cases, the plaintiffs have generally alleged that their insurance company did not adequately notify them of additional costs that may be incurred if they pay their premiums on a periodic rather than annual basis.

In John Hancock's case, the class action settlement affects approximately 1.5 million customers who purchased various insurance products from the company and paid on a monthly, quarterly or semi-annual basis. If eligible under the agreement, these customers may receive a settlement death benefit of $800, $1100 or $1400, depending on their specific circumstances. According to company officials, the after-tax cost to provide this benefit along with related administrative and legal expenses is $19.5 million, a non-operating income item.

A toll-free number and website are being set up to handle any questions class members may have about the settlement. The toll-free number will be 800-873-2354. The website's address will be www.mccall.jhancock.com. The number and website will become operational over the next several weeks as the court-approved notices are mailed to members of the class.

John Hancock Financial Services, Inc. (NYSE: JHF) and its affiliated companies provide a broad array of insurance and investment products and services to retail and institutional customers. As of March 31, 2002, John Hancock and its subsidiaries had total assets under management of $125.3 billion.





                                     -more-
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                                       -2-

                           Forward-looking Statements

The statements, analyses, and other information contained herein relating to trends in the company's operations and financial results, the markets for the company's products, the future development of the company's business, and the contingencies and uncertainties to which the company may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on the company may not be those anticipated by management. John Hancock's actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2001, and other documents filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other legislation; and government regulation.

The company specifically disclaims any obligation to update or revise any forward looking information, whether as a result of new information, future developments or otherwise.

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